                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_] Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-
    6(e)(2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        EON COMMUNICATIONS CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:

       -------------------------------------------------------------------------

    2) Aggregate number of securities to which transaction applies:

       -------------------------------------------------------------------------

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       -------------------------------------------------------------------------

    4) Proposed maximum aggregate value of transaction:

       -------------------------------------------------------------------------

    5) Total fee paid:

       -------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.
    Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

       -------------------------------------------------------------------------

    2) Form, Schedule or Registration Statement No.:

       -------------------------------------------------------------------------

    3) Filing Party:

       -------------------------------------------------------------------------

    4) Date Filed:

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

                [LETTERHEAD OF EON COMMUNICATIONS CORPORATION]

November 17, 2000

To Our Stockholders:

     The Board of Directors joins me in extending to you a cordial invitation to attend the 2000 Annual Meeting of Stockholders of eOn Communications Corporation. The Annual Meeting will be held at our corporate headquarters, 4105 Royal Drive NW, Suite 100, Kennesaw, Georgia, at 4:00 PM local time on December 20, 2000.

     In addition to voting on the matters described in this Proxy Statement, we will review our fiscal year 2000 results and discuss our plans for fiscal year 2001 and beyond. There will be an opportunity to discuss matters of interest to you as a stockholder.

     We hope many eOn Communications stockholders will find it convenient to be present at the meeting, and we look forward to greeting those personally able to attend. It is important that your shares be represented and voted whether or not you plan to be present. THEREFORE, REGARDLESS OF THE NUMBER OF SHARES YOU OWN, PLEASE COMPLETE, SIGN, DATE, AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE PROVIDED. No postage is necessary if the envelope is mailed in the United States. The prompt return of your proxy will save the expense involved in further communications. Any stockholder attending the Annual Meeting may vote in person even if a proxy has been returned.

     We hope that you will be able to attend the Annual Meeting, and we look forward to seeing you.

Sincerely,


David S. Lee
Chairman of the Board and
Chief Executive Officer

                        EON COMMUNICATIONS CORPORATION
                        4105 ROYAL DRIVE NW, SUITE 100
                            KENNESAW, GEORGIA 30144

                ----------------------------------------------

                 NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON DECEMBER 20, 2000

                ----------------------------------------------


TO OUR STOCKHOLDERS:

     Notice is hereby given that the 2000 Annual Meeting of Stockholders of eOn Communications Corporation (the "Corporation") will be held at 4105 Royal Drive NW, Suite 100, Kennesaw, Georgia, at 4:00 PM on December 20, 2000, for the following purposes:

     (1) To elect two Class I directors to serve on the Corporation's Board of Directors for a term of three years or until their successors are elected and qualified.

     (2) To ratify the appointment of Deloitte & Touche LLP as the Corporation's independent auditors for the fiscal year ending July 31, 2001.

     (3) To transact any other business which may be properly brought before the Annual Meeting or any adjournment or postponement thereof.

     The above items of business are more fully described in the Proxy Statement accompanying this notice. Please read the Proxy Statement carefully.

     Only stockholders of record at the close of business on October 30, 2000 are entitled to receive notice of, and to vote at, the Annual Meeting or at any adjournments or postponements of the meeting. A list of the stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder during usual business hours ten days prior to the meeting date at the principal offices of the Corporation located at 4105 Royal Drive NW, Suite 100, Kennesaw, Georgia.

By Order of the Board of Directors,
eOn Communications Corporation

/s/ Stephen N. Samp

Stephen N. Samp
CORPORATE SECRETARY

Kennesaw, Georgia

November 17, 2000

     Your vote is important. Whether or not you expect to attend the Annual Meeting, please complete, sign, date, and return the enclosed proxy card in the enclosed postage-prepaid envelope in order to ensure your representation at the Annual Meeting. You may revoke your proxy at any time prior to the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

                        EON COMMUNICATIONS CORPORATION
                        4105 ROYAL DRIVE NW, SUITE 100
                            KENNESAW, GEORGIA 30144

                     ------------------------------------

                                PROXY STATEMENT
                                      FOR
                      2000 ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON DECEMBER 20, 2000

                     ------------------------------------


   This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of the Corporation for use at the 2000 Annual Meeting of Stockholders to be held on December 20, 2000 for the purposes set forth in the foregoing Notice. This statement and the form of proxy are being first sent to security holders on or about November 17, 2000.

   The accompanying form of proxy has been prepared at the direction of the Board of Directors and is sent to you at its request. The proxies named therein have been designated by the Board of Directors.

   Stockholders who execute proxies retain the right to revoke them at any time before they are voted by attending the Annual Meeting and voting in person or by notifying the Secretary of the Corporation at 4105 Royal Drive NW, Suite 100, Kennesaw, Georgia 30144, in writing of such revocation prior to the Annual Meeting. A proxy, when properly executed, duly returned and not so revoked, will be voted and, if it contains any specification, will be voted in accordance therewith, provided the proxy is not mutilated or otherwise received in such form or at such time as to render it unvotable. If no choice is specified, the proxy will be voted in accordance with the recommendations of the Board of Directors as stated on the proxy form and in this Proxy Statement.

   The recommendations of the Board of Directors with respect to voting on each scheduled item of business at the Annual Meeting are set forth in this Proxy Statement. In summary, the Board recommends that stockholders vote:

 . for the election of the nominated slate of two Class I directors to serve on the Corporation's Board of Directors for a term of three years or until their successors are elected and qualified (see page 2); and

 . for the ratification of the appointment of Deloitte & Touche LLP as the Corporation's independent auditors for the fiscal year ending July 31, 2001 (see page 5).

With respect to any other item of business that properly comes before the Annual Meeting, the proxy holders will vote the shares of Common Stock represented by valid proxies as recommended by the Board of Directors or, if no recommendation is given, as they may determine in their own discretion.

   The proxy solicitation will be conducted by mail, except that in a limited number of instances proxies may be solicited by officers, directors and regular employees of the Corporation personally, by telephone or by facsimile. The Corporation does not presently anticipate payment of any compensation or fees of any nature to anyone for the solicitation of these proxies, except that the Corporation may pay persons holding shares in their name, or of their nominees, for the expense of sending proxies and proxy material to principals. The entire cost of solicitation will be borne by the Corporation.

                     OUTSTANDING SHARES AND VOTING RIGHTS

   Only holders of the 12,027,539 outstanding shares of Common Stock at the close of business on the record date, October 30, 2000, are entitled to receive notice of the Annual Meeting and to vote the shares of Common Stock that they held on that date at the Annual Meeting. Each outstanding share of Common Stock entitles its holder to cast one vote on each matter to be voted on at the Annual Meeting.

   The presence in person or representation by proxy of a majority of the outstanding shares of Common Stock as of the record date at the Annual Meeting will constitute a quorum, thereby permitting the stockholders to conduct their business at the Annual Meeting.

   The election of directors will be determined by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for the purpose of determining whether there is a quorum.

   The ratification of the appointment of Deloitte & Touche LLP as the Corporation's independent auditors for the fiscal year ending July 31, 2001, and each other item of business that properly comes before the Annual Meeting, will be determined by the affirmative vote of the majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. A properly executed proxy marked "ABSTAIN" with respect to any such matter will not be voted on the matter. Under Delaware law, abstentions are counted for the purpose of determining whether there is a quorum and, being shares entitled to vote, are counted in the determination of voting results.

   In general, if a stockholder holds shares of Common Stock in "street name" through a broker or other nominee, and if the broker or other nominee is not instructed or otherwise empowered to vote the stockholder's shares at a meeting with respect to a particular matter, then the stockholder's shares will constitute "broker non-votes" as to such matter. Under Delaware law, broker non-votes are counted for the purpose of determining whether there is a quorum; however, because they reflect the withholding of voting power on a specified matter, they are not shares entitled to vote and thus are not counted in the determination of voting results. As a practical matter, there will be no "broker non-votes" at the Annual Meeting, because the nature of the matters to be acted upon by the Corporation's stockholders at the Annual Meeting is such that the brokers or other nominees will have discretion to vote the stockholder's shares even in the absence of express instructions from the stockholders.

   At the Annual Meeting, votes will be counted by a representative of Computershare Investor Services, Inc., the Corporation's independent transfer agent and registrar. Such representative will process the votes cast by the stockholders, will make a report of inspection and count of the votes cast by the stockholders, and will certify as to the number of votes cast on each proposal.


                    PROPOSAL NO. 1  - ELECTION OF DIRECTORS

   The Board of Directors of the Corporation currently consists of five directors divided into three classes designated Class I, Class II, and Class
III. A single class of directors is elected each year at the Annual Meeting. Subject to transition provisions, each class of directors serves until the third annual meeting of stockholders after his/her election or until a successor has been elected and duly qualified. Two Class I directors will be elected at the Annual Meeting.

   In fiscal 2000, J. Michael O'Dell, who was a Class III director and our President and Chief Executive Officer, resigned from these positions. The vacancy on the Board of Directors arising from Mr. O'Dell's resignation will remain open for the time being and will not be filled at this Annual Meeting.

   The persons named in the accompanying form of proxy will vote the shares represented by all valid proxies which are received for the election of the nominees hereinafter named, unless the authority to do so is withheld on the proxy. The two nominees for the Class I directors are presently serving in such capacity.

   Management has no reason to believe that the nominees will refuse to act or be unable to accept election; however, in such event and if any other unforeseen contingency should arise, it is the intention of the persons named in the accompanying form of proxy to vote for another nominee selected by the Board of Directors in accordance with their best judgment.

   The following descriptions set forth certain information, as of September 30, 2000, about each director, including each person's business experience for the past five years. There is no family relationship between any of the directors or executive officers of the Corporation.

           NOMINEES FOR CLASS I DIRECTORS WHOSE TERMS EXPIRE IN 2003

   STEPHEN R. BOWLING, age 58, became a director of eOn in 1993. From 1994 to 1997, he was the President of eOn and, from 1994 to 1998, he was the Chief Executive Officer of eOn. In 1993, Mr. Bowling became President, Chief Executive Officer and a director of Cortelco Systems Holding Corporation. Mr. Bowling is the President and Chief Executive Officer of eManage.com, an Internet web site service company. From 1978 to 1984, Mr. Bowling held executive positions with Qume Corporation, including Executive Vice President and General Manager. Mr. Bowling received an M.B.A. from Stanford University and a B.A. from Williams College.

   JENNY HSUI THELEEN, age 48, became a director of eOn in 1997. She is the Chairman of CV Transportation Services, an integrated transportation and distribution company. In 1984, Ms. Theleen co-founded ChinaVest, a private equity investment firm, and today serves as a managing director of ChinaVest. Ms. Theleen earned her post-graduate degree from L'Institut d'Etudes Politiques and a bachelor's degree from the University of Singapore.

                 CLASS II DIRECTORS WHOSE TERMS EXPIRE IN 2001

   ROBERT P. DILWORTH, age 59, became a director of eOn in 1998. He serves on the board of Metricom Inc., a wireless data communications company, and was its President from 1987 to 1997, its Chief Executive Officer from 1987 to 1998, and its Chairman from 1997 to 2000. Mr. Dilworth also serves as Chairman of GraphOn Corporation, a computer software company, and as a director for Mobility Electronics, a computer peripheral company. Mr. Dilworth received a B.S. from Los Angeles State University.

   DAVID S. LEE, age 63, became the Chairman of the Board of eOn in 1991 and has served as the Chief Executive Officer since May 2000. Mr. Lee is a Director of ACT Manufacturing, Inc., a contract manufacturer; ESS Technology, Inc., a provider of semiconductor and software solutions for multimedia applications; and Linear Technology Corporation, a semiconductor company. Mr. Lee is also a Regent of the University of California. From 1985 to 1988, Mr. Lee was President and Chairman of Data Technology Corporation, a computer peripheral company. Prior to 1985, he was Group Executive and Chairman of the Business Information Systems Group of ITT Corporation, a diversified company, and President of ITT Qume, formerly Qume Corporation, a computer systems peripherals company. In 1973, Mr. Lee co-founded Qume Corporation and was its Executive Vice President until the company was acquired by ITT Corporation in 1978. Mr. Lee received an M.S. from North Dakota State University and a B.S. and an honorary doctorate from Montana State University.

                 CLASS III DIRECTOR WHOSE TERM EXPIRES IN 2002

   W. FRANK KING, age 60, became a director of eOn in 1998. Mr. King is a director of Concero, a software integration consulting firm, and was its President and Chief Executive Officer from 1992 to 1998. He is also a director of Excalibur Technologies Corporation, a software company; Allaire Corporation, an Internet infrastructure software company; Perficient Inc., a professional services company; and Natural Microsystems Corporation, a telecommunications company. Dr. King earned a Ph.D. from Princeton University, an M.S. from Stanford University and a B.S. from the University of Florida.

                   BOARD OF DIRECTORS AND COMMITTEE MEETINGS

   During fiscal year 2000, 10 meetings of the Board of Directors were held. For the year, each of the directors during the term of their tenure attended or participated in at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which such director served. The Corporation has no standing executive or nominating committee, but does have the following two standing committees:

Audit Committee

   The Audit Committee consists of Robert P. Dilworth, W. Frank King, and Jenny Hsui Theleen. The Audit Committee makes recommendations to the Board regarding the selection of independent auditors, reviews the scope and results of the audit engagement, approves the fees for the auditors, reviews and evaluates eOn's internal control functions, and reviews all potential conflict of interest situations. See "Certain Transactions." The Audit Committee has adopted a written charter (see Appendix A), and all members are considered independent under criteria defined by the Nasdaq Stock Market. The Audit Committee met three times during fiscal year 2000.

Compensation Committee

   The Compensation Committee consists of Robert P. Dilworth, W. Frank King, and Jenny Hsui Theleen. The Compensation Committee reviews, determines, and establishes the salaries, bonuses and other compensation of the Corporation's executive officers and administers the Corporation's Equity Incentive Plans in which executive officers and other key employees participate. The Compensation Committee met two times during fiscal year 2000.

Compensation of Directors

   Salaried officers of the Corporation or its subsidiaries do not receive additional compensation for serving as members of the Board of Directors. No additional compensation is paid if a full-time officer serves on any committee of the Board of Directors.

   Annual cash payments of $15,000 are paid to each non-employee serving as a member of the Board of Directors. Directors are also entitled to reimbursement of expenses incurred to attend meetings. Non-employees serving as members of the Board of Directors are eligible to receive stock option grants under the eOn Communications Corporation 1999 Equity Incentive Plan (the "1999 Plan"), which was adopted by the Board of Directors and approved by a majority of stockholders in April 1999. As of September 30, 2000, there were five non-employee directors eligible to participate in the 1999 Plan: Stephen R. Bowling, Robert P. Dilworth, W. Frank King, David S. Lee, and Jenny Hsui Theleen. Grants of stock options to purchase 5,000 shares of Common Stock were made to each of these five directors on April 5, 2000. The exercise price of the stock options was $11.88 per share, which was equal to the fair market value of the Common Stock on the date of grant, and the stock options become exercisable on April 5, 2001, and expire on April 5, 2010.

   In order to recruit and retain qualified directors, the Board's intent is to make annual grants of stock options to purchase 5,000 shares of Common Stock to each director. Exercise prices will be equal to the fair market value on the date of grant. Each stock option will become exercisable one year following the date of grant and expire ten years from the date of grant.

   Options granted under the 1999 Plan to directors may be exercised only if the holder has been in continuous service on the Board of Directors at all times since the date of the grant of the option.

Recommendation of the Board of Directors

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES FOR CLASS I DIRECTORS LISTED ABOVE.


            PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF AUDITORS

   The Board of Directors has re-appointed Deloitte & Touche LLP as our independent auditors for the fiscal year ending July 31, 2001. This accounting firm has audited the financial statements of the Corporation continuously since fiscal year 1996. In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Board of Directors believes such a change would be in the best interests of the Corporation and its stockholders.

   A representative of Deloitte & Touche LLP is expected to be available at the Annual Meeting to respond to appropriate questions and may make a statement if he or she so desires.

Recommendation of the Board of Directors

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE CORPORATION'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JULY 31, 2001.

                                 OTHER MATTERS

   The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

                 STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

   Stockholders interested in presenting a proposal for consideration at the Corporation's 2001 Annual Meeting of Stockholders must follow the procedures prescribed in the Corporation's amended and restated bylaws and the SEC's proxy rules. Proposals of stockholders that are intended to be presented at the Corporation's 2001 Annual Meeting of Stockholders (other than those submitted for inclusion in the Corporation's proxy materials pursuant to rule 14a-8 of the SEC's proxy rules) must be received by the Corporation (attention: Secretary) no earlier than August 22, 2001, and no later than September 21, 2001. Proposals of stockholders pursuant to Rule 14a-8 of the SEC's proxy rules that are intended to be presented at the Corporation's 2001 Annual Meeting of Stockholders must be received by the Corporation (attention: Secretary) no later than July 20, 2001, to be included in the Corporation's proxy materials relating to that meeting.

                                STOCK OWNERSHIP

   The following table sets forth information regarding beneficial ownership of the Corporation's Common Stock as of September 30, 2000, by each person known by the Corporation to be the beneficial owner of more than five percent of the outstanding shares of the Common Stock. Except as otherwise indicated below, the person owns such Common Stock directly with sole investment and sole voting power.


                                            Number of Shares     Percent
Name And Address of Beneficial Owner       Beneficially Owned   Of Class (4)
------------------------------------       ------------------   ------------
David S. Lee.............................        2,703,368 (1)       22.14 %
14000 Tracy Court
Los Altos Hills, CA 94022

ChinaVest, Inc. and affiliated entities..        1,788,457 (2)       14.65 %
19/F Dina House
11 Duddell Street
Central, Hong Kong

Jenny Hsui Theleen.......................        1,788,457 (3)       14.65 %
160 Sansome Street, 18/th/ Floor

San Francisco, CA  94104

------------------------------------


(1) Consists of 2,272,338 shares held directly by David S. Lee and 431,030 shares held by Cortelco Systems Holding Corporation. Mr. Lee is both Chairman and principal stockholder of Cortelco Systems Holding Corporation. Mr. Lee disclaims beneficial ownership of the shares held by Cortelco Systems Holding Corporation.

(2) Consists of 1,538,073 shares held by ChinaVest IV, L.P., 178,416 shares held by ChinaVest IV-A, L.P. and 71,968 shares held by ChinaVest IV-B, L.P. (collectively "ChinaVest").

(3) Consists of 1,788,457 shares held by ChinaVest. ChinaVest Partners IV is a general partner of ChinaVest IV, L.P. and ChinaVest IV-A, L.P. ChinaVest Management Ltd. is a general partner of ChinaVest IV-B, L.P. Jenny Hsui Theleen is a general partner of ChinaVest Partners IV and a stockholder of ChinaVest Management Ltd. Ms. Theleen disclaims beneficial ownership of these shares except to the extent of her proportional partnership interest therein.

(4) There were 12,210,336 outstanding shares of Common Stock as of September 30, 2000.

   Set forth below is information as of September 30, 2000, regarding the shares of the Corporation's Common Stock beneficially owned by each director and nominee, each executive officer of the Corporation, and all directors and executive officers of the Corporation as a group. Except as otherwise indicated below, each individual owns such Common Stock directly with sole investment and sole voting power.


                                                             Number of Shares              Percent
Name of Beneficial Owner       Principal Position           Beneficially Owned          of Class (10)
------------------------       ------------------           ------------------          -------------

David S. Lee                   Chairman of the Board,              2,703,368 (1)            22.14 %
                               Chief Executive Officer

Stephen N. Samp                Vice President, Chief                  32,537 (2)               *
                               Financial Officer, Secretary

Robert R. Cash                 Vice President, Chief                  41,981 (3)               *
                               Marketing Officer

Troy E. Lynch                  Executive Vice President,              20,066 (4)               *
                               Chief Technology Officer

Stephen R. Bowling             Director                              498,191 (5)             4.08 %
Robert P. Dilworth             Director                               18,655 (6)               *
W. Frank King                  Director                               27,905 (7)               *
Jenny Hsui Theleen             Director                            1,788,457 (8)            14.65 %

All directors and executive
officers as a group (8 persons)                                    4,700,130 (9)            37.97 %
---------------------------------------

* Less than one percent.


(1) Consists of 2,272,338 shares held directly by David S. Lee and 431,030 shares held by Cortelco Systems Holding Corporation. Mr. Lee is both Chairman and principal stockholder of Cortelco Systems Holding Corporation. Mr. Lee disclaims beneficial ownership of the shares held by Cortelco Systems Holding Corporation.
(2) Consists of 7,106 shares held directly and 25,431 shares issuable upon the exercise of options that will become exercisable within 60 days of September 30, 2000.
(3) Consists of 16,124 shares held directly and 25,857 shares issuable upon the exercise of options that will become exercisable within 60 days of September 30, 2000.
(4) Consists of 20,066 shares issuable upon the exercise of options that will become exercisable within 60 days of September 30, 2000.
(5) Consists of 7,988 shares and options to purchase 59,173 shares held directly by Stephen R. Bowling, and 431,030 shares held by Cortelco Systems Holding Corporation. Mr. Bowling is the President, Chief Executive Officer, and a director of Cortelco Systems Holding Corporation. Of the 431,030 shares held by Cortelco Systems Holding Corporation, 83,165 of the shares are issuable to Mr. Bowling upon the exercise of options to purchase shares in Cortelco Systems Holding Corporation. Other than his option for 83,165 shares of common stock, Mr. Bowling disclaims beneficial ownership of the shares held by Cortelco Systems Holding Corporation.
(6) Consists of 18,655 shares issuable upon the exercise of options that will become exercisable within 60 days of September 30, 2000.
(7) Consists of 10,000 shares held directly and 17,905 shares issuable upon the exercise of options that will become exercisable within 60 days of September 30, 2000.
(8) Consists of 1,788,457 shares held by ChinaVest. ChinaVest Partners IV is a general partner of ChinaVest IV, L.P. and ChinaVest IV-A, L.P. ChinaVest Management Ltd. is a general partner of ChinaVest IV-B, L.P. Jenny Hsui Theleen is a general partner of ChinaVest Partners IV and a stockholder of ChinaVest Management Ltd. Ms. Theleen disclaims beneficial ownership of these shares except to the extent of her proportional partnership interest therein.
(9) Includes 167,087 shares issuable upon the exercise of options that will become exercisable within 60 days of September 30, 2000.
(10) There were 12,210,336 outstanding shares of Common Stock as of September 30, 2000.

EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth certain information concerning compensation earned for the fiscal year ended July 31, 2000, by the two individuals who served as Chief Executive Officer of the Corporation during the year, by each of the Corporation's three executive officers who were serving in that capacity as of July 31, 2000, and by the two other highly compensated employees (based upon salary and bonus earned during the year) who served as executive officers at some point during the year.


                                                       Long-Term
                             Annual Compensation   Compensation Awards
                             --------------------- ------------------
                                                   Securities
Name and                                           Underlying        All Other
Principal Position           Salary ($)  Bonus ($)  Options (#)  Compensation($)
-----------------------      ---------- ---------- ------------  ---------------

David S. Lee                          -          -       5,000         7,500 (3)
Chairman and Chief
Executive Officer

J. Michael O'Dell               190,384     42,392      20,000       161,107 (4)
Former President and
Chief Executive Officer

David M. Fredrick               170,513     45,833      50,000         2,083 (5)
Former Vice President of
Strategic Accounts (1)

Sergio R. Moren                 130,000     80,387       5,000             -
Vice President, General
Manager of Caribbean and
Latin America (2)

Robert R. Cash                  150,000     48,044           -         2,423 (6)
Vice President, Chief
Marketing Officer

Troy E. Lynch                   147,631     19,109      40,000         1,459 (7)
Executive Vice President,
Chief Technology Officer

Stephen N. Samp                 110,000     19,980       8,000         2,285 (8)
Vice President, Chief
Financial Officer,
Secretary

--------------------------

(1)  Mr. Fredrick is no longer an executive officer of the Corporation.
(2)  Mr. Moren is no longer an executive officer of the Corporation.
(3)  Consists entirely of director's fees.
(4) Consists of $158,459 accrued under the termination agreement (see "Employment Contracts and Termination of Employment and Change in Control Arrangements"), $2,000 in matching contributions to the Corporation's 401(k) plan, and $648 in term life insurance premiums paid by the Corporation.
(5) Consists of $2,000 in matching contributions to the Corporation's 401(k) plan and $83 in term life insurance premiums paid by the Corporation.
(6) Consists of $1,969 in matching contributions to the Corporation's 401(k) plan and $454 in term life insurance premiums paid by the Corporation.
(7) Consists of $1,038 in matching contributions to the Corporation's 401(k) plan and $421 in term life insurance premiums paid by the Corporation.
(8) Consists of $1,984 in matching contributions to the Corporation's 401(k) plan and $301 in term life insurance premiums paid by the Corporation.

Stock Option Grants In Fiscal Year 2000

     The following table sets forth information regarding each grant of stock options made during fiscal year 2000 to each of the named executive officers. Unless otherwise indicated, options vest at a rate of 25% beginning one year after the grant date and in equal monthly installments over a three year period thereafter.

     The potential realizable value is calculated based on the term of the option at the time of grant, which is 10 years. Stock price appreciation of 5% and 10% is assumed pursuant to rules promulgated by the SEC and does not represent a prediction of the performance of the Corporation's stock price. The potential realizable value at 5% and 10% appreciation is calculated by assuming that the exercise price on the date of grant appreciates at the indicated rate for the entire term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price.

                                     Individual Grants
                     --------------------------------------------------
                                     Percentage                         Potential Realizable
                                      of Total                            Value at Assumed
                      Number of        Options                           Annual Rates of Stock
                      Securities     Granted to    Exercise               Price Appreciation
                      Underlying      Employees     Price                  for Option Term
                      Options         in Fiscal     Per     Expiration  -----------------------
    Name              Granted         2000 (1)      Share     Date          5%         10%
-------------------- -------------- ------------  --------  ----------- ----------  -----------

David S. Lee              5,000 (2)    0.79 %      $11.88    04/05/10    $ 37,300    $ 94,564

J. Michael O'Dell        20,000        3.16 %      $12.00    02/02/10    $150,935    $382,498

David M. Fredrick        50,000        7.90 %      $ 4.25    07/14/10    $133,640    $338,670

Sergio R. Moren           5,000        0.79 %      $ 4.56    05/22/10    $ 14,339    $ 36,337

Robert R. Cash                -           -             -           -           -           -

Troy E. Lynch            40,000        6.32 %      $ 4.56    05/22/10    $114,710    $290,699

Stephen N. Samp           8,000        1.26 %      $12.00    02/02/10    $ 60,374    $152,999

--------------------------------------

(1) Based upon an aggregate of 632,531 shares subject to options granted to employees of eOn under the 1999 Equity Incentive Plan in fiscal 2000, including the named executive officers.
(2)  Options vest 100% one year after the grant date.

AGGREGATED OPTION EXERCISES IN FISCAL 2000 AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth, for the named executive officers, the shares acquired and the value realized on each exercise of stock options during the year ended July 31, 2000, and the number and value of securities underlying unexercised options held by the named executive officers at July 31, 2000. Options generally vest at either a rate of (1) 12.5% six months after the grant date and equal monthly installments thereafter over a 42 month period, or (2) 25% one year after the grant date and equal monthly installments thereafter over a three year period. These options have a term of 10 years. The value of unexercised in-the-money options have been calculated using the closing price of the Corporation's Common Stock on July 31, 2000 of $3.625.

                                                 Number of Securities
                                 Shares          Underlying Unexercised       Value of Unexercised
                               Acquired                  Options              In-The-Money Options
                                  On      Value  ----------------------------------------------------
    Name                       Exercise Realized Exercisable Unexercisable Exercisable Unexercisable
-----------------------      ---------- -------- ----------- ------------- ----------- --------------
David S. Lee                          -       -          -       5,000              -              -

J. Michael O'Dell                     -       -    131,820      31,456       $152,904        $23,712

David M. Fredrick                     -       -     21,874      98,126              -              -

Sergio R. Moren                       -       -     16,894      37,106              -              -

Robert R. Cash                    8,124 $38,995     19,711      45,915       $  1,825        $18,287

Troy E. Lynch                         -       -     16,142      70,958              -              -

Stephen N. Samp                       -       -     20,672      44,428       $ 12,794        $ 9,144

--------------------------------------

Employment Contracts and Termination of Employment and Change in Control Arrangements

     Agreement with David M. Fredrick. On April 12, 1999, eOn entered into an employment agreement with Mr. Fredrick. The agreement included terms and provisions for an annual salary of $165,000 in 1999 and $175,000 in 2000 and an option to purchase 70,000 shares of common stock. On March 22, 2000, after Mr. Fredrick was no longer an executive officer, this agreement was replaced by a new agreement between the Corporation and Mr. Fredrick.

     Agreement with J. Michael O'Dell. In connection with Mr. O'Dell's resignation as an officer and director of the Corporation, Mr. O'Dell entered into an agreement to continue as a consultant to the Corporation through December 31, 2000. The agreement included the following provisions: a salary of $112,500 during the term of the agreement; $29,959 for earned and unused vacation and sick time; the right to exercise all vested options from previous grants within 90 days after December 31, 2000; and reimbursement for relocation and moving expenses up to $16,000.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Prior to resignation of J. Michael O'Dell as our Chief Executive Officer, the Compensation Committee consisted of Stephen R. Bowling, W. Frank King, David
S. Lee, and Jenny Hsui Theleen. When Mr. Lee assumed the role of Chief Executive Officer, Mr. Bowling and he stepped down from the Compensation Committee. At the same time, Robert P. Dilworth joined the Compensation Committee. None of the members of the current Compensation Committee are, or have ever been, officers or employees of eOn. In addition, no member of the Compensation Committee served as an executive officer of any entity where any of the Corporation's executive officers was a director.

                         COMPENSATION COMMITTEE REPORT

Overview and Philosophy

     Our Compensation Committee is responsible for establishing the compensation payable to our executive officers, including the named executive officers. Such compensation is primarily comprised of the following elements: base salary, bonuses, stock options, and benefits.

     It is the Compensation Committee's objective that executive compensation be directly influenced by our business results. Accordingly our executive compensation program is structured to stimulate and reward exceptional performance that results in enhanced corporate and stockholder values. Industry compensation surveys are also reviewed in the Compensation Committee's assessment of appropriate compensation levels.

     The Compensation Committee recognizes that the highly-specialized industry sector in which we operate is extremely competitive world-wide, with the result that there is substantial demand for high-caliber, seasoned executives. It is crucial that we be assured of retaining and rewarding our executive personnel essential in contributing to the attainment of our performance goals. For these reasons, the Compensation Committee believes our executive compensation arrangements must remain competitive with other providers.

Cash Compensation

     A key objective of our executive compensation program is to position our key executives to earn annual cash compensation (base salary plus bonus) generally comparable to that which the executive would earn at other companies in the industry.

     Base salaries for our executive officers are established considering a number of factors, including the recommendation of our Chief Executive Officer, our growth and profit margins, the executive's performance and contribution to our overall performance, and the salary levels of comparable positions reported in industry surveys. The Compensation Committee adheres to a compensation philosophy of moderate levels of fixed compensation such as base salary. Base salary decisions are made as part of a formal review process.

     Bonuses are provided in accordance with the executive's written agreement where one is in place. Otherwise, bonuses are paid on a discretionary basis based upon individual performance.

Stock Options

     The Compensation Committee grants stock options under the 1999 Equity Incentive Plan to provide direct linkage with stockholder interests. The Compensation Committee considers the recommendation of our Chief Executive Officer, stock options previously granted to that individual, industry practices, the executive's performance and accountability level, and assumed, potential stock value when determining stock option grants. The Compensation Committee relies upon competitive guideline ranges of retention-effective, target gain objectives to be derived from option gains based upon relatively aggressive assumptions relating to planned growth and earnings. In this manner, the potential executive's gains parallel those of other stockholders over the long-term. Therefore, the stock option program serves as our only long-term incentive and retention tool for executives and other key employees. Stock options provide an incentive to executives to maximize long-term profitable growth which ordinarily, over time, should be reflected in the price of our stock.

Benefits

     We offer to our executives benefits that are substantially the same as the benefits offered to all eOn employees.

Chief Executive Officer Performance and Compensation

     In setting the total compensation payable to our former Chief Executive Officer for the 2000 fiscal year, the Compensation Committee sought to make that compensation competitive with the compensation paid to the chief executive officers of the companies in our industry, while at the same time assuring that a significant percentage of compensation was tied to our performance.

     The Compensation Committee awarded a stock option grant to Mr. O'Dell in fiscal 2000 in order to provide him with an equity incentive to continue contributing to our financial success after our initial public offering. With the subsequent resignation of Mr. O'Dell, this option has no value because the vesting requirements will not be met.

     When Mr. Lee assumed the position of Chief Executive Officer in May 2000, he declined the opportunity to receive compensation related to his performance in this capacity, due to the fact he already has significant holdings in the Corporation.

Compliance with Internal Revenue Code Section 162(m)

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the Corporation's executive officers. The compensation to be paid to any of our executive officers for fiscal year 2000 did not exceed the $1 million limit per officer, nor is it expected that the compensation to be paid to any of our executive officers for fiscal year 2001 will exceed that limit. Our 1999 Equity Incentive Plan is structured so that any compensation deemed paid to an executive officer when he exercises an outstanding option with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation which will not be subject to the $1 million limitation. Because it is very unlikely that the cash compensation payable to any of our executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to our executive officers. The Compensation Committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1 million level.

     It is the opinion of the Compensation Committee that the adopted executive compensation policies and plans provide the necessary total remuneration program to properly align our performance and the interests of our stockholders with competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

                                The Compensation Committee of the Board
                                Robert P. Dilworth
                                W. Frank King
                                Jenny Hsui Theleen

                             AUDIT COMMITTEE REPORT

     In accordance with its written charter adopted by the Board of Directors (see Appendix A), the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Corporation. During fiscal year 2000, the Audit Committee met three times.

     In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Corporation that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and discussed with the auditors their independence from the Corporation and its management.

     The Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements.

     The Audit Committee reviewed the audited financial statements of the Corporation for the fiscal year ended July 31, 2000, with management and the independent auditors. Management has the responsibility for the preparation of the Corporation's financial statements and the independent auditors have the responsibility for the examination of those statements.

     Based upon the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board that the Corporation's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended July 31, 2000, for filing with the Securities and Exchange Commission. The Audit Committee also recommended the reappointment, subject to stockholder approval, of Deloitte & Touche LLP as the Corporation's independent auditors and the Board concurred in such recommendation.

                                        The Audit Committee of the Board

                                        Robert P. Dilworth, Chairperson
                                        W. Frank King
                                        Jenny Hsui Theleen

                               PERFORMANCE GRAPH

     The following graph compares the cumulative total return of the Corporation's Common Stock with the Nasdaq Stock Market (U.S.) Index ("Nasdaq US") and the Nasdaq Telecommunications Index. The graph covers the period from February 4, 2000, the commencement date of our initial public offering of shares of common stock, to July 31, 2000. The graph assumes that $100 was invested on February 4, 2000, in our common stock and in the Nasdaq Stock Market (U.S.) Index and the Nasdaq Telecommunications Index on January 31, 2000, and all dividends were reinvested. No cash dividends have been declared on our common stock. The performance shown in the graph represents past performance and should not be considered an indication of future performance.


                    COMPARISON OF TOTAL STOCKHOLDER RETURN
AMONG EON COMMUNICATIONS CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX AND
                      THE NASDAQ TELECOMMUNICATIONS INDEX


                                    [GRAPH]

                                  --------    --------
                                  02/04/00    07/31/00
                                  --------    --------
EON COMMUNICATIONS CORPORATION      100.00     30.21
NASDAQ US                           100.00     95.84
NASDAQ TELECOMMUNICATIONS           100.00     63.13

     Notwithstanding anything to the contrary set forth in any of our previous filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings made by us under those statutes, neither the preceding Stock Performance Graph nor the Compensation Committee report or the Audit Committee report is to be incorporated by reference into any such prior filings, nor shall such graph or reports be incorporated by reference into any future filings made by us under those statutes.

                             CERTAIN TRANSACTIONS

      During the 2000 fiscal year, we distributed a $2,600,000 note receivable from Cortelco Systems Holding Corporation ("CSHC") to CSHC in payment of a dividend declared in fiscal 1999. In addition, we received $420,000 in payments from CSHC against a separate note receivable in fiscal 2000. This note accrues interest at a rate of 8% per annum and is due in November 2000. The remaining balance at July 31, 2000, was $264,000 plus accrued interest. David S. Lee is the Chairman and a principal stockholder of CSHC. Stephen R. Bowling is President, Chief Executive Officer and a director of CSHC.

     At the time of our initial public offering, the Series A Convertible Preferred Stock held by ChinaVest was converted into 1,434,894 shares of our common stock. In addition, we used a portion of the net proceeds of the offering to repay a $2,314,000 note to ChinaVest, plus accrued interest. The note had a maturity of July 31, 2002, and accrued interest at the rate of 8%. Jenny Hsui Theleen, a director of eOn, is a managing director of ChinaVest.

     In October 1997, we loaned J. Michael O'Dell, our former Chief Executive Officer, the principal amount of $132,000 in connection with relocation expenses. J. Michael O'Dell repaid $61,000 of principal on the note in fiscal 1999 and all of the remaining balance in November 1999.

     In March 2000, we sold two communications systems to public universities for $146,000. The funding for the purchase was based on a directed donation from David S. Lee through the Asia Cultural Teachings Corporation, a charitable foundation. David S. Lee is the honorary president of Asia Cultural Teachings Corporation.

     During the year, ACT Manufacturing, Inc. ("ACT") provided certain manufacturing services on a non-exclusive basis. Our purchases from ACT during fiscal 2000 totaled $13,571,000, while our sales to ACT totaled $101,000. David
S. Lee is a director of ACT Manufacturing, Inc.

     We purchase single line phones from, and sell Millennium related products to, Cortelco, Inc. ("CI"), a wholly-owned subsidiary of CSHC. In addition, we shared warehouse space with CI during fiscal 2000. David S. Lee and Stephen R. Bowling are directors of CI. In fiscal 2000, our purchases from CI totaled $1,588,000, our sales to CI totaled $187,000, and we were charged $146,000 by CI for the rental of warehouse space.

     We lease office space from Cortelco Puerto Rico, Inc. ("CPR") at our San Juan location. CPR is a wholly-owned subsidiary of CSHC. David S. Lee and Stephen R. Bowling are directors of CPR. Rent expense charged by CPR during fiscal 2000 totaled $304,000.

     eOn believes that all of the transactions set forth above were made on terms no less favorable to eOn than could have been otherwise obtained from unaffiliated third parties. As a matter of policy, all transactions between eOn and any of its officers, directors or principal stockholders are approved by a majority of the board of directors, including a majority of the independent and disinterested members of the board.

                                   FORM 10-K

     We have filed an Annual Report on Form 10-K for the year ended July 31, 2000 with the Securities and Exchange Commission. A copy of the 10-K has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice and to vote at the annual meeting. The financial and other information contained on Form 10-K is hereby incorporated by reference into this proxy statement.

Dated:  November 17, 2000

                              THE BOARD OF DIRECTORS OF
                              EON COMMUNICATIONS CORPORATION

                                                                      APPENDIX A

                        EON COMMUNICATIONS CORPORATION
                            AUDIT COMMITTEE CHARTER

     This Audit Committee Charter (Charter) has been adopted by the Board of Directors (the Board) of eOn Communications Corporation (the Company). The Audit Committee of the Board (the Committee) shall review and reassess this charter annually and recommend any proposed changes to the Board for approval.

Role and Independence: Organization

     The Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, internal control and financial reporting practices of the Company. It may also have such other duties as may from time to time be assigned to it by the Board. The membership of the Committee shall consist of at least three directors, who are each free of any relationship that, in the opinion of the Board, may interfere with such member's individual exercise of independent judgment. Each Committee member shall also meet the independence and financial literacy requirements for serving on audit committees, and at least one member shall have accounting or related financial management expertise, all as set forth in the applicable rules of the NASDAQ. The Committee shall maintain free and open communication with the independent auditors and Company management. In discharging its oversight role, the Committee is empowered to investigate any matter relating to the Company's accounting, auditing, internal control or financial reporting practices brought to its attention, with full access to all Company books, records, facilities and personnel. The Committee may retain outside counsel, auditors or other advisors.

     One member of the Committee shall be appointed as chair. The chair shall be responsible for leadership of the Committee, including scheduling and presiding over meetings, preparing agendas, and making regular reports to the Board. The chair will also maintain regular liaison with the CEO, CFO, and the lead audit partner.

     The Committee shall meet at least four times a year, or more frequently as the Committee considers necessary. At least once each year, the Committee shall have separate private meetings with the independent auditors and management.

Responsibilities

     Although the Committee may wish to consider other duties from time to time, the general recurring activities of the Committee in carrying out its oversight role are described below. The Committee shall be responsible for:

 . Recommending to the Board the independent auditors to be retained (or nominated for stockholder approval) to audit the financial statements of the Company. Such auditors are ultimately accountable to the Board and the Committee, as representatives of the stockholders.

 . Evaluating, together with the Board and management, the performance of the independent auditors and, where appropriate, replacing such auditors.

 . Obtaining annually from the independent auditors a formal written statement describing all relationships between the auditors and the Company, consistent with Independence Standards Board Standard Number 1. The Committee shall actively engage in a dialogue with the independent auditors with respect to any relationships that may impact the objectivity and independence of the auditors and shall take, or recommend that the Board take, appropriate actions to oversee and satisfy itself as to the auditors' independence.

 . Reviewing the audited financial statements and discussing them with management and the independent auditors. These discussions shall include the matters required to be discussed under Statement of Auditing Standards No. 61 and consideration of the quality of the Company's accounting principles as applied in Financial Reporting, including a review of particularly sensitive accounting estimates, reserves and accruals, judgmental areas, audit adjustments (whether or not recorded), and other such inquiries as the Committee or the independent auditors shall deem appropriate. Based on such review, the Committee shall make its recommendation to the Board as to the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K.

 . Issuing annually a report to be included in the Company's proxy statement as required by the rules of the Securities and Exchange Commission.

 . Overseeing the relationship with the independent auditors, including discussing with the auditors the nature and rigor of the audit process, receiving and reviewing audit reports, and providing the auditors full access to the Committee (and the Board) to report on any and all appropriate matters.

 .  Discussing with a representative of management and the independent auditors:

   (1) the interim financial information contained in the Company's Quarterly Report on Form 10-Q prior to its filing,

   (2)  the earnings announcement prior to its release (if practicable), and

   (3) the results of the review of such information by the independent auditors.

 . Discussing with management and the independent auditors the quality and adequacy of and compliance with the Company's internal controls.

 . Discussing with management and/or the Company's general counsel any legal matters (including the status of pending litigation) that may have a material impact on the Company's financial statements, and any material reports or inquiries from regulatory or governmental agencies.

 . Reviewing the annual management letter with the independent auditors and discuss with the independent auditors their evaluation of the Company's Chief Financial Officer and financial staff.

 .  Reviewing and approving audit fees.

     The Committee's job is one of oversight. Management is responsible for the preparation of the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Committee and the Board recognize that management and the independent auditors have more resources and time, and more detailed knowledge and information regarding the Company's accounting, auditing, internal control and financial reporting practices than the Committee does; accordingly the Committee's oversight role does not provide any expert or special assurance as to the financial statements and other financial information provided by the Company to its stockholders and others.

                Please mark your vote as indicated in this example     /  X  /

1. To elect the following two directors to serve for a three-year term ending upon the 2003 Annual Meeting of Stockholders or until their successors are elected and qualified.

       FOR all nominees listed to the right   Nominees:  01 Stephen R. Bowling
                                                         02 Jenny Hsui Theleen

       WITHHOLD AUTHORITY to vote all nominees listed to the right

    Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

                        -------------------------------

2. To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Corporation for the fiscal year ending July 31, 2001.


    FOR     /     /        AGAINST    /      /        ABSTAIN     /     /


Signature                          Signature                      Date
          ----------------------           ---------------------       -------

The board of directors recommends a vote FOR each of the directors listed above and a vote FOR the other proposal. This proxy, when properly executed, will be voted as specified above. This proxy will be voted FOR the election of the directors listed above and FOR the other proposal if no specification is made.

                                  PLEASE VOTE

                        EON COMMUNICATIONS CORPORATION

                                     PROXY

      2000 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 20, 2000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the 2000 Annual Meeting of Stockholders to be held on December 20, 2000, and the Proxy Statement, and appoints David S. Lee and Stephen N. Samp and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of eOn Communications Corporation (the "Corporation"), which the undersigned is entitled to vote, either on his own behalf or on behalf of any entity or entities, at the 2000 Annual Meeting of Stockholders of eOn Communications Corporation to be held at the Corporation's executive offices, 4105 Royal Drive NW, Suite 100, Kennesaw, Georgia 30144, on Thursday, December 20, 2000 at 4:00 PM local time (the "Annual Meeting"), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy shall be voted by the proxies in the manner set forth on the reverse side and with discretionary authority with respect to any other business, not known or determined at the time of the solicitation of this proxy, that properly comes before the Annual Meeting or any postponement or adjournment thereof.

                             THANK YOU FOR VOTING